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                                                                  Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and the use of our reports dated March 13, 1998 (except for the second paragraph of Note 3 and the fourth and fifth paragraphs of Note 4, as to which the date is April 1, 1998) with respect to the consolidated financial statements and schedule of Horizon/Glen Outlet Centers Limited Partnership and April 3, 1998 with respect to the combined financial statements and schedule of Horizon Group Properties, L.P., in Amendment No. 1 to the Registration Statement (Form S-4) of Prime Retail, L.P. and Sky Merger Corp. and related Joint Consent Solicitation Statement/Prospectus/Information Statement, and to the incorporation by reference therein of our report dated March 13, 1998, with respect to the consolidated financial statements and schedule of Horizon Group, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

                                                     /s/ ERNST & YOUNG LLP





Chicago, Illinois
May 1, 1998